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                                                                   EXHIBIT 10.18


                                                    Michael Mansouri
                                                    President and CEO
                                                    iPass Inc.
                                                    650 Castro Street, Suite 500
                                                    Mountain View, CA 94041


October 29, 1999

CONFIDENTIAL

Robert C. Schoettle
c/o iPass Inc.
650 Castro Street, Suite 500
Mountain View, CA 94041

Dear Bob:

     This letter sets forth the substance of the separation agreement (the "Agreement") that iPass Inc. (the "Company") is offering to aid you with your employment transition.

     1. SEPARATION. Your last day of employment with the Company will be February 11, 2000 (the "Separation Date"). On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether you sign this Agreement.

     It is important to understand that, effective immediately, you are not authorized to make any representations or take any actions on behalf of the Company. Further, effective immediately your position will change to Assistant to the Vice President and Chief Financial Officer. The roles and responsibilities of this position will be set forth to you by the Vice President and Chief Financial Officer.

     2. SEVERANCE PAYMENT. Although the Company has no policy or procedure requiring payment of any severance benefits, on or about February15, 2000, the Company will pay you a single lump-sum payment equal to 3 month's current base pay, or $51,250, subject to standard payroll deductions and withholdings.

     3. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. If you elect continuing health care insurance coverage through COBRA, the Company will make the payments necessary for you to continue your current health insurance benefits for a period of three (3) months after the Separation Date.


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     4.   OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits from the Company after the Separation Date. You also understand and agree that the vesting of any incentive stock options granted to you shall cease on the Separation Date. The Company makes no representations regarding the tax treatment of your incentive stock options. Your rights with regard to your incentive stock options will be determined in accordance with the applicable stock option agreement(s) and related plan document(s).

     5. EXPENSE REIMBURSEMENTS. You agree to submit your final documented expense reimbursement statement within ten (10) days of the Separation Date, reflecting any and all business expenses you incurred through the Separation Date for which you seek reimbursement. The Company will reimburse you for such expenses pursuant to its regular business practice.

     6. RETURN OF COMPANY PROPERTY. By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property and materials in your possession or control, including but not limited to: Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You agree that, after the Separation Date, you will neither use nor possess Company property.

     7. PROPRIETARY INFORMATION. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement (a copy of which is attached hereto as Exhibit A), which include, but are not limited to: your assignment to the Company of all right, title, and interest to any intellectual property obtained, developed or invented by you related to the business of the Company during your employment with the Company, and your obligation not to use or disclose confidential or proprietary information of the Company except as expressly authorized by the Company.

     8. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee or independent contractor.


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     9.   NONDISPARAGEMENT. Both you and the Company's officers and directors agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

     10. NONSOLICITATION. You agree that for one year following the Separation Date, you will not, directly or indirectly, induce or encourage, or attempt to induce or encourage, any employee of the Company to terminate his or her relationship with the Company in order to become an employee, consultant, or independent contractor to or for any other person or entity.

     11. RELEASE. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you release, acquit and forever discharge the Company, its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, attorneys, shareholders, predecessors, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation or other time off pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     12. RELEASE OF ADEA CLAIMS. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you are already entitled. You further acknowledge that you have been hereby advised, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you ("Effective Date").

     13. SECTION 1542 WAIVER. In granting the releases herein, you acknowledge that you have read and understand California Civil Code section 1542:


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     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
     KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims contained in this Agreement.

     14. ADDITIONAL RELEASE. You also agree that you will execute the release set forth as Exhibit B hereto on or about the Separation Date.

     15. ARBITRATION. To provide a mechanism for rapid and economical dispute resolution, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, with the sole exception of disputes that may arise from your Proprietary Information and Inventions Agreement, will be resolved by final and binding confidential arbitration held in San Francisco, California and conducted by Judicial Arbitration & Mediation Services/Endispute ("JAMS"), under its then-existing rules and procedures. Nothing in this paragraph is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     16. MISCELLANEOUS. This Agreement, including exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the trier of fact so as to be rendered enforceable insofar as possible consistent with the intent of the parties. This Agreement will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.


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     If this Agreement is acceptable to you, please sign below and return the signed original to me.

     I wish you success in your future endeavors.

                                        Sincerely,

                                        IPASS INCORPORATED



                                        By: /s/ MICHAEL MANSOURI
                                           -------------------------------------
                                           Michael Mansouri,  President & CEO


UNDERSTOOD AND AGREED:

/s/ ROBERT C. SCHOETTLE
-----------------------------------
ROBERT C. SCHOETTLE

DATE: 1/24/2000




Exhibit A - Proprietary Information and Inventions Agreement
Exhibit B - Employment Release


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                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

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                                    EXHIBIT B

                               EMPLOYMENT RELEASE

     I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

     I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.


                                        By:  /s/ Robert C. Schoettle
                                           -------------------------------------
                                           Robert C. Schoettle

                                        Date:
                                             -----------------------------------